UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.
Suite 400
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carlos Campoy, the Company’s Chief Financial Officer of CytomX Therapeutics, Inc. (the “Company”), has begun a temporary personal leave of absence. Mr. Campoy will continue to serve as the Company’s Chief Financial Officer and Principal Financial Officer. In connection with Mr. Campoy’s personal leave of absence, the Company’s Board of Directors designated Chris Ogden, the Company’s Vice President, Finance and Accounting, to assume the responsibilities of interim principal accounting officer, effective February 14, 2022.

Mr. Ogden, age 38, has served as the Company’s Vice President, Finance and Accounting since August 2, 2021. Mr. Ogden joined the Company after 15 years at Eli Lilly and Company where he held senior financial leadership positions including most recently as chief financial officer of Eli Lilly’s diabetes division.

Mr. Ogden has an employment agreement with the Company which provides for an annual base salary of $315,270 and discretionary annual bonus target at 30% of his base salary, with the payment amount based upon performance as determined by the Company. In connection with Mr. Ogden’s employment, he entered into a severance and change of control agreement providing for up to nine months base salary and benefits, plus prorated bonus.

Mr. Ogden does not have any family relationship required to be reported pursuant to Item 401(d) of Regulation S-K, and there are no relationships or transactions involving Mr. Ogden required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: February 14, 2022	By:	/s/ Lloyd Rowland
Lloyd Rowland Senior Vice President, General Counsel